Power of Attorney Know all by these present that the undersigned hereby makes, constitutes and appoints each of Michael R. Archer, Brandon Y. Boey, Christopher G. Hutchinson and Jared L. Merritt, or either of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Factu), with full power to act for the undersigned and in the undersigned's name, place and stea{ in any and all capacities, to: 1. Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney- in-Fact to be advisable under Section l3 or Section l6 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC; 2. Prepare, execute and submit for and on behalf of the undersigned, in the undersigned's capacity as an executive officer or director of Camden National Corporation (the "Company'), any Forms 3,4 and 5, Schedules l3D and 13G, and Forms 144 (including any amendments thereto) that the undersigned is required to file with the SEC or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section l3 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), or as required by any national securities exchange on which the Company's securities are listed; and 3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact. The undersigned acknowledges that: a) This Power of Auorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; c) Neither the Company nor the Attomey-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section l3 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section l6(b) of the Exchange Act; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act including, without limitation, the reporting requirernents under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, uecessary or advisable to be done in connection with the foregoing, as fully, to all intents aad purposes, as the undersigned rnight or could do in person, hereby ratifoing and confirming all that the Attorney-in-Fact, orhis or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no Ionger required to file Forms 4 or 5 or Schedules l3D or l3G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed uniting delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attomey with respect to the subject matter of this Power of Attorney. IN WTINESS WHEREOF, tle undersigned has executed this Power of Attorney as of ru*%-4_,202s. Raina Maxwell